UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2016

CSA HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55550	68-0683334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4704 Harlan Street, Suite 520
Denver, CO  80212
(Address of Principal Executive Offices) (Zip Code)

(720) 536-5824
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On January 22, 2016, the Board of Directors of CSA Holdings Inc. (the “Company”) approved the dismissal of Pritchett, Siler & Hardy, P.C. (“Pritchett”) as the Company’s independent registered public accounting firm. Pritchett succeeded Cutler & Co., LLC (“Cutler”) who was the Company’s previous independent registered public accounting firm. The Company informed Pritchett of its dismissal on January 22, 2016. The decision to dismiss Pritchett was a result of the Company’s merger with CSA, LLC and became effective as of the date of notification of dismissal and was approved by the Company’s Board of Directors. Pritchett did not resign or decline to stand for re-election. Pritchett audited the Company’s financial statements for the fiscal year ended July 31, 2015 and Cutler audited the Company’s financial statements for the fiscal year ended July 31, 2014.

The reports of Pritchett and Cutler on the Company’s financial statements for the fiscal years ended July 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on the Company’s ability to continue as a going concern as a result of the Company’s continued losses from operations since inception, and had both stockholders’ and working capital deficiencies.

During the Company’s two most recent fiscal years and through the date of dismissal, (a) the Company had no disagreements with Pritchett or Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Pritchett or Cutler would have caused either of them to make reference to the subject matter of the disagreement in connection with their reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company has provided Pritchett and Cutler with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Pritchett and Cutler to furnish the Company with a letter addressed to the SEC stating whether or not each of Pritchett Cutler agrees with the above statements. A copy of Pritchett and Cutler’s letters will be filed as an amendment to this report within two days of receipt by the Company.
(b) New independent registered public accounting firm

On January 22, 2016, the Company’s Board of Directors approved the engagement of WSRP, LLC (“WSRP, LLC”) as the Company’s independent registered public accounting firm and WSRP, LLC was engaged on January 22, 2016. During the Company’s two most recent fiscal years ended July 31, 2015 and 2014 and from August 1, 2015 through January 22, 2016, neither the Company nor anyone on its behalf consulted WSRP, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that WSRP, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, except that WSRP, LLC was engaged by CSA, LLC to perform an audit of CSA, LLC which the Company acquired as previously disclosed. In approving the selection of WSRP, LLC as the Company’s independent registered public accounting firm, the Company’s Board of Directors considered these services previously provided by WSRP, LLC and concluded that such services would not adversely affect the independence of WSRP, LLC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 22, 2016 the Company confirmed the appointment of Thomas Siciliano as the Company’s Chief Operating Officer.

Prior to joining the Company as a consultant in November 2015, Mr. Siciliano served as a Vice President for Classic Party Rentals from 2012 to 2015 where he was responsible for establishing and implementing new [operating] strategies, consolidated locations and built new branding, marketing, and operations efficiencies. From 2001 to 2011, Mr. Siciliano was the Chief Operations Officer and Senior Vice President of Sales at Integrity Associates, LLC (“Integrity”), a provider of business operations and sales consulting services. In addition to his duties at Integrity, Mr. Siciliano was a speaker in the areas of leadership, operations excellences and sales training at a variety of national conventions and universities and co-author of Shifting Into Higher Gear.  From 2000 – 2001 Siciliano Mr. Siciliano was a Vice President of Sales and Operations at Corporate Express, an office supply company where he was responsible for creating comprehensive sales and infrastructure strategic plans and following a merger, lead the sales, customer service and team integration. From 1995 to 2000, Mr. Siciliano was a Senior Vice President of Sales for Aramark Uniform Services.

Mr. Siciliano earned a Bachelor’s Degree in Business Administration from Columbus University .

Mr. Siciliano’s employment with the Company is on an at-will basis. The Company agreed to pay Mr. Siciliano a base salary of $160,000 per year and a sign-on moving expense payment of $5,000. In addition, the Company awarded Mr. Siciliano stock options to acquire 1,000,000 shares of the Company’s common stock at a price of $.35 per share. The stock options are vest 20% each year over a five year period beginning on November 3, 2016 so long as Mr. Siciliano is employed by the Company. The stock options are subject to immediate vesting in the event the Company is sold. Upon the completion of a financing in which the Company receives gross proceeds of at least $1,000,000, the Company agreed to increase Mr. Siciliano’s base salary to $200,000 per year and make a one-time payment to him of $20,000 as a further reimbursement of his moving expenses.

In addition, Mr. Siciliano (and his eligible spouse and dependents) are entitled to participate in all the welfare benefit plans and programs maintained by the Company from time to time for the benefit of its full time employees.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSA Holdings Inc.

Date: January 26, 2016	By:	/s/ Daniel C. Williams
Daniel C. Williams
Chief Executive Officer